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                                                                      Ex 99.h.1

                         EXPENSE LIMITATION AGREEMENT

     This EXPENSE LIMITATION AGREEMENT is made as of the 31st day of OCTOBER, 1999 by and between BT INVESTMENT FUNDS, a Massachusetts Business trust (the "Trust"), INTERNATIONAL EQUITY PORTFOLIO and BT INVESTMENT PORTFOLIOS, each a New York trust (each a "Portfolio Trust"), and BANKERS TRUST COMPANY, a New York corporation (the "Adviser"), with respect to the following:

     WHEREAS, the Adviser serves as International Equity Portfolio's and BT Investment Portfolios' Investment Adviser pursuant to Investment Advisory Agreements dated June 4, 1999, and the Adviser serves as the Trust's, International Equity Portfolio's and BT Investment Portfolios' Administrator pursuant to Administration and Services Agreements dated October 28, 1992, April 8, 1992 and April 28, 1993, respectively (collectively, the "Agreements").

     NOW, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

     1. The Adviser agrees to waive its fees and reimburse expenses for the period from October 31, 1999 to March 1, 2001 to the extent necessary so that the total annual operating expenses for each of the Trust's series with fiscal year ends of October 31 (each a "Fund") do not exceed the percentage of average daily net assets set forth on Exhibit A.

     2. Upon the termination of any of the Agreements, this Agreement shall automatically terminate.

     3. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act of 1940, as amended (the "1940 Act") shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission ("SEC") issued pursuant to said Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order. Otherwise the provisions of this Agreement shall be interpreted in accordance with the laws of Massachusetts.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers as of the day and year first above written.


                                       BT INVESTMENT FUNDS

        /s/ Amy M. Olmert                     /s/ Daniel O. Hirsch
Attest: _____________________          By:    _______________________
Name:   Amy M. Olmert                  Name:  Daniel O. Hirsch
                                       Title: Secretary

                                       INTERNATIONAL EQUITY PORTFOLIO

        /s/ Amy M. Olmert                     /s/ Daniel O. Hirsch
Attest: _____________________          By:    _______________________
Name:   Amy M. Olmert                  Name:  Daniel O. Hirsch
                                       Title: Secretary

                                       BT INVESTMENT PORTFOLIOS

        /s/ Amy M. Olmert                     /s/ Daniel O. Hirsch
Attest: _____________________          By:    _______________________
Name:   Amy M. Olmert                  Name:  Daniel O. Hirsch
                                       Title: Secretary

                                       BANKERS TRUST COMPANY

        /s/ Amy M. Olmert                     /s/ Ross Youngman
Attest: _____________________          By:    _______________________
Name:   Amy M. Olmert                  Name:  Ross Youngman
                                       Title: Managing Director

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                                   Exhibit A

                                       Total Fund Operating Expenses
Fund                          (as a percentage of average daily net assets)
----                          ---------------------------------------------

International Equity Fund                        1.50%
Latin American Equity Fund                       1.90%
Pacific Basin Equity Fund                        1.75%